Exhibit 3.101

Doc ID g         200523800142

THE SEAL OF THE SECRETARY OF STATE OF OHIO

Prescribed by J. Kenneth Blackwell Expedite this Form: [ILLEGIBLE]

Ohio Secretary of State

Central Ohio: (614) 466-3910 [] Yes PO Box 1390

Columbus, OH 43216

[ILLEGIBLE]

Toll Free: 1-877-SOS-FILE (1-877-767-3453)

www.state.oh.us/sos [] No PO Box 1028

e-mail: busserv@sos.state.oh.us Columbus, OH 43216

Limited Liability Company Certificate of

Amendment / Restatement / Correction

(Domestic or Foreign)

Filling Fee $50.00

(CHECK ONLY ONE (1) BOX)

(1) Domestic Limited Liability Company (2) Foreign Limited Liability Company

[/]Amendment (129-LAM) [] Correction (135-LFC)

[]Restatement [ILLEGIBLE]

Mar 3, 2003 (Home State) (Qualifying in Ohio on MM/DD/YY)

(Date of Organization)

Healthcare Management & Investment Holding’s

The undersigned authorized representative of Cleveland Outpatient LLC 1372071

(Name) (Registration Number)

The above stated Limited Liability Company does hereby certify that the undersigned is duly authorized to execute this certificate, and hereby certifies that the above named Limited Liability Company [/] Amend [] Restate [] Correct the following:

Complete the information in this section if box (1) Restatement is checked, all sections below must be completed. If box (1) Amendment or box (2) Correction is checked only complete sections that applies.

FIRST: The name of said limited liability company shall be:

Shaker Clinic, LLC

(the name must include the words “limited liability company”, “limited”, “Ltd.”, “Ltd”, “LLC”, or “L.L.C.”)

SECOND: (OPTIONAL) This limited liability company shall exist for a period of

THIRD: The address to which interested persons may direct requests for copies of any operating agreement and any bylaws of this limited liability company is (OPTIONAL):

(street address)

NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village) (state) (zip code)

[] Please check if additional provisions attached hereto are incorporated herein and made a part of these articles of organization.

FOURTH: Purpose (OPTIONAL)

543 Page 1 of 3 Last Revised: May 2002

Doc ID g         200523800142

Complete the information in this section if box (2) is checked and the Limited Liability Company wants to appoint a statutory agent

The limited liability company hereby appoints the following as its agent upon whom process against the limited liability company may be served in the state of Ohio. The name and complete address of the agent is:

(Name)

(Street)

NOTE: P.O. Box Addresses are NOT acceptable.

Ohio

(City, village or township) (State) (Zip Code)

The limited liability company irrevocably consents to service of process on the agent listed above as long as the authority of the agent continues, and to service of process upon the OHIO SECRETARY OF STATE if:

A. the agent cannot be found or,

B. the limited liability company fails to designate another agent when required to do so, or,

C. the limited liability company’s registration to do business in Ohio expires or is cancelled.

REQUIRED

Must be authenticated (signed) by an authorized representative (See Instructions)

Authorized Representative Date

Authorized Representative Date

Authorized Representative Date

543 Page 2 of 3 Last Revised: May 2002